SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event report March 26, 2004

               Wachovia Bank, N.A. as Trustee under a Pooling and Servicing Agreement dated as of January 1, 2004 providing for the issuance of Structured Assets Securities Corporation Mortgage Pass-Through Certificates Series 2004-2AC listed on Schedule A attached hereto.

(Exact name of registrant as specified in its charter)

*	333-106925	*

State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

c/o WACHOVIA BANK, NA, 401 South Tryon Street – NC1179 Charlotte, NC 28288 (Address of principal executive officer)

Registrant’s Telephone Number, including area code:	(704) 383-6068 (212) 273-7036

(Former name or former address, if changed since last report)

* See Schedule A

Item 5 Other Events

Attached herein as Exhibit 20.1 hereto is a copy of the Monthly Statements sent to Certificate holders with respect to the April 26, 2004 Remittance Date.

Item 7 Financial Statements and Exhibits

Item 601 (a) of Regulation
S-K Exhibit Number

20.1        Monthly Statements to Certificate holders with respect to the April 26, 2004 Remittance Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WACHOVIA BANK, NA

By: \s\ Patricia O’Neill-Manella Name: Patricia O’Neill-Manella Title: Vice President	Dated: April 26, 2004

Exhibit Index

20.1      Monthly Statements sent to Certificate holders with respect to the April 26, 2004 Remittance Date.

Schedule A

	State of	IRS Employer
Registrant	Incorporation	ID Number

SASCO	DE	74-2440858